                                                                        Exhibit 99.1

                                  NEWS RELEASE
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846 N. Mart-Way Court, Olathe, Kansas 66061   Phone: 913-647-0158  Fax: 913-647-0132
                                              investorrelations@elecsyscorp.com

FOR IMMEDIATE RELEASE:

Contact:     Karl B. Gemperli
             (913) 647-0158, Phone
             (913) 647-0132, Fax
             investorrelations@elecsyscorp.com

ELECSYS CORPORATION ANNOUNCES NEW SALES VICE PRESIDENT AT DCI SUBSIDIARY

Olathe, Kansas (February 20, 2007) - Elecsys Corporation (AMEX: ASY), announced today that Phillip Schoettlin has joined the Company as Vice President of Sales for its DCI, Inc. subsidiary. Mr. Schoettlin was formerly Business Development
Manager for Suntron Corporation, a provider of contract electronic manufacturing services headquartered in Phoenix, Arizona. Mr. Schoettlin has over 15 years of diverse experience in sales and marketing management for various organizations in several industries. Mr. Schoettlin earned both his bachelor's degree and master's degree from the University of Arkansas.

Karl B. Gemperli, Chief Executive Officer, commented, "Phil's business development experience and record of success in developing new customer accounts in the electronic manufacturing services industry makes him an ideal addition to the DCI management team. His sales management expertise complements DCI's demonstrated operational strengths and will assist us in accelerating our expansion as we continue to grow DCI's customer base. We look forward to working with Phil as DCI moves into the next phase of growth."

Elecsys Corporation is a publicly traded holding company with two wholly owned subsidiaries, DCI, Inc. and NTG, Inc. DCI designs, manufactures, and integrates custom electronic interface solutions for original equipment manufacturers in the aerospace, medical, communications, industrial product, and other industries. DCI has specialized capabilities to design and efficiently manufacture custom electronic assemblies which integrate a variety of interface technologies, such as custom liquid crystal displays, light emitting diode displays, and keypads, with circuit boards and other electronic components. NTG designs, markets, and provides remote monitoring solutions for the gas and oil pipeline industry as well as other industries requiring remote monitoring solutions. For more information, visit our website at www.elecsyscorp.com.

Safe-Harbor statement: The discussions set forth in this press release may contain forward-looking comments based on current expectations that involve a number of risks and uncertainties. Actual results could differ materially from those projected or suggested in the forward-looking comments. The difference could be caused by a number of factors, including, but not limited to the factors and conditions that are described in Elecsys Corporation's SEC filings, including the Form 10-KSB for the year ended April 30, 2006. The reader is cautioned that Elecsys Corporation does not have a policy of updating or revising forward-looking statements and thus he or she should not assume that silence by management of Elecsys Corporation over time means that actual events are bearing out as estimated in such forward-looking statements.